As filed with the Securities and Exchange Commission on ______________, 1998

                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           AMBAC FINANCIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

    Delaware                                                   13-3621676
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification Number)

                             One State Street Plaza
                            New York, New York 10004
                    (Address of Principal Executive Offices)

                  Ambac Financial Group, Inc. 1997 Equity Plan
       Ambac Financial Group, Inc. 1997 Non-Employee Directors Equity Plan
               Ambac Financial Group, Inc. Savings Incentive Plan
                            (Full title of the plan)

                                   ----------

                             Richard B. Gross, Esq.
              Senior Vice President, General Counsel and Secretary
                           Ambac Financial Group, Inc.
                             One State Street Plaza
                            New York, New York 10004
                     (Name and address of agent for service)

                                 (212) 208-3354
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================

                 Title of                        Amount        Proposed Maximum       Proposed Maximum        Amount of
             Securities to be                    to be        Offering Price Per         Aggregate          Registration
                Registered                     Registered          Share(*)            Offering Price          Fee(*)
--------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per share**      5,500,000         $55.71875              $306,453,125          $90,404

Common Stock, par value $0.01 per share***      140,000          $55.71875              $  7,800,625          $ 2,302

Common Stock, par value $0.01 per share****     100,000          $55.71875              $  5,571,875          $ 1,644
==========================================================================================================================

* Pursuant to Rule 457(c) under the Securities Act of 1933, the maximum offering price per share and the registration fee relating to the Common Stock, par value $0.01 per share ("Common Stock") of Ambac Financial Group, Inc. ("Ambac"), being registered are based on the average of the high and low prices of the Common Stock on the New York Stock Exchange composite tape on May 11, 1998 and are utilized solely for the purpose of calculating the registration fee.

** Shares available under the Ambac Financial Group, Inc. 1997 Equity Plan, as amended (the "Equity Plan"). In addition, this registration statement covers 871,693 shares of the Common Stock that were carried forward to the Equity Plan from Ambac's 1991 Stock Incentive Plan, as amended (the "1991 Plan") and as to which Ambac paid a registration fee of $5,584 upon filing of its registration statement on Form S-8, No. 33-63134 (filed May 21, 1993) relating to the 1991 Plan.

*** Shares available under the Ambac Financial Group, Inc. 1997 Non-Employee Directors Equity Plan, as amended (the "Directors Plan"). In addition, this registration statement covers 19,642 shares of Common Stock that were carried forward to the Directors Plan from Ambac's 1991 Non-Employee Directors Stock Plan, as amended (the "1991 Directors Plan") and as to which Ambac paid a registration fee of $107 upon filing of its registration statement on Form S-8, No. 33-47971 (filed May 18, 1992) relating to the 1991 Directors Plan.

**** Shares available under the Ambac Financial Group, Inc. Savings Incentive
     Plan, as amended. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Ambac Financial Group, Inc. Savings Incentive Plan.


                                    Page 1 of
                        Exhibit Index appears on Page 10

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*














--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by Ambac are incorporated by reference in this Registration Statement:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (b) Current Reports on Form 8-K dated February 7, 1998 and March 27, 1998.

                  (c) (i) The description of Ambac's Common Stock set forth in Ambac's registration statement on Form 8-A as filed with the Commission on June 12, 1991, including amendments thereto (as so amended, the "Form 8-A") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) the description of the Common Stock set forth under the heading "Description of Capital Stock" in Ambac's registration statement on Form S-1 (Registration No. 33-40306) filed pursuant to the Securities Act, and having an effective date of July 11, 1991, including amendments thereto, which description is incorporated by reference in the Form 8-A.

                  All documents subsequently filed by Ambac pursuant to Section 13(a) and (c) of the Exchange Act, and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that have not been sold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

                  Not applicable.


Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.


Item 6.  Indemnification of Directors and Officers.

                  As authorized by Section 145 of the General Corporation Law of Delaware, each director and officer of Ambac may be indemnified by Ambac against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Ambac if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Ambac, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In addition, Article VII of the Amended and Restated Certificate of Incorporation of Ambac and Article IX of its Bylaws authorize Ambac to indemnify any person entitled to be indemnified under law. If the legal proceeding, however, is by or in the right of Ambac, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Ambac unless a court determines otherwise.

                  In addition, Ambac maintains a Directors' and Officers' liability insurance policy.

                  Article VI of the Amended and Restated Certificate of Incorporation of Ambac provides that, to the fullest extent permitted by law, no director of Ambac will be personally liable for monetary damages to Ambac or its stockholders for any breach of fiduciary duty as a director.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.


Item 8.  Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

                  4.1 Ambac Financial Group, Inc. 1997 Equity Plan, as amended through October 28, 1997. (Filed as Exhibit
                           10.03 to Ambac's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.)

                  4.2 Ambac Financial Group, Inc. 1997 Non-Employee Directors Equity Plan, as amended through April 29, 1998.

                  4.3 Amended and Restated Certificate of Incorporation of Ambac filed with the Secretary of State of the State of Delaware on July 11, 1997. (Filed as Exhibit 4.05 to Ambac's Quarterly Report on Form 10-Q for the period ended September 30, 1997 and incorporated herein by reference.)

                  4.4 Bylaws of Ambac, as amended through January 28, 1998. (Filed as Exhibit 3.02 to Ambac's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.)

                  5.1 Opinion of Shearman & Sterling re legality of Common Stock being registered.

                  23.1     Consent of KPMG Peat Marwick LLP.

                  23.2     Consent of Shearman & Sterling (included in Exhibit
                           5.1).

                  In addition, Ambac undertakes that it will submit the Ambac Financial Group, Inc. Savings Incentive Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (ii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Ambac pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of Ambac's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Ambac pursuant to the foregoing provisions, or otherwise, Ambac has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ambac of expenses incurred or paid by a director, officer or controlling person of Ambac in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ambac will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  The Registrant. Pursuant to the requirements of the Securities Act, Ambac Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the ___ day of May, 1998.



                                       Ambac Financial Group, Inc.





                                       By: /s/ Richard B. Gross
                                          --------------------------------
                                           Richard B. Gross
                                           Senior Vice President,
                                           General Counsel and Secretary



                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Phillip B. Lassiter, Frank J. Bivona and Richard B. Gross as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements fled pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commissions, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the ___ day of May, 1998.


Signature                                    Title
---------                                    -----


/s/ Phillip B. Lassiter
-----------------------       Chairman, President and Chief Executive Officer
  Phillip B. Lassiter         and Director (Principal Executive Officer)


/s/ Frank J. Bivona           Executive Vice President, Chief Financial Officer
-----------------------       and Treasurer (Principal Financial and
    Frank J. Bivona           Accounting Officer)

Signature                                    Title
---------                                    -----


-----------------------
  Michael A. Callen           Director


/s/ Renso L. Caporali
-----------------------
  Renso L. Caporali           Director


/s/ Richard Dulude
-----------------------
    Richard Dulude            Director


/s/ W. Grant Gregory
-----------------------
   W. Grant Gregory           Director


/s/ C. Roderick O'Neil
-----------------------
  C. Roderick O'Neil          Director

                  Ambac Financial Group, Inc. Savings Incentive Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the _____ day of May, 1998.




                              Ambac Financial Group, Inc. Savings Incentive Plan




                              By: /s/ Gregg L. Bienstock
                                 ----------------------------------------
                                  Gregg L. Bienstock
                                  Chairman, Plan Administrative Committee

                                  Exhibit Index




  Exhibit No.                   Description of Document                    Page


     4.1 Ambac Financial Group, Inc. 1997 Equity Plan, as amended through October 28, 1997. (Filed as Exhibit
                  10.03 to Ambac's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.)


     4.2          Ambac Financial Group, Inc. 1997 Non-Employee
                  Directors Equity Plan, as amended through April 29,
                  1998.


     4.3 Amended and Restated Certificate of Incorporation of Ambac filed with the Secretary of State of the State of Delaware on July 11, 1997. (Filed as Exhibit 4.05 to Ambac's Quarterly Report on Form 10-Q for the period ended September 30, 1997 and incorporated herein by reference.)


     4.4          Bylaws of Ambac, as amended through January 28,
                  1998. (Filed as Exhibit 3.02 to Ambac's Annual
                  Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.)


     5.1 Opinion of Shearman & Sterling re legality of common stock being registered.


     23.1         Consent of KPMG Peat Marwick LLP.


     23.2         Consent of Shearman & Sterling (included in Exhibit
                  5.1).